UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOUR SPRINGS CAPITAL TRUST

(Exact name of registrant as specified in its charter)

Maryland	46-0527072
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1901 Main Street Lake Como, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, par value $0.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-218205

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common shares, par value $0.001 per share, of Four Springs Capital Trust (the “Registrant”) as included under the headings “Prospectus Summary—Restriction on Ownership of Our Shares,” “Prospectus Summary—The Offering,” “Distribution Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Uses—Distributions,” “Description of Securities—Shares of Beneficial Interest—Common Shares,” “Description of Securities—Restrictions on Ownership and Transfer,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Certain U.S. Federal Income Tax Considerations—Taxation of the Company—Annual Distribution Requirements,” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 24, 2017 (File No. 333-218205) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference.  In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the Registrant is not required to file any exhibits because no other securities for the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOUR SPRINGS CAPITAL TRUST

Date: June 21, 2017	By:	/s/ John E. Warch
	Name:	John E. Warch
	Title:	Chief Financial Officer